UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2024

HCW Biologics Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40591	82-5024477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 N. Commerce Parkway
Miramar, Florida		33025
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 954 842-2024

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HCWB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 17, 2024, HCW Biologics Inc. (the “Company”) received written notice from the Listing Qualifications Staff (“Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the 30 consecutive business days ended June 17, 2024, the Company’s market value of listed securities (“MVLS”) closed below the $50,000,000 MVLS threshold required for continued listing on the Nasdaq Global Market under Nasdaq Listing Rule 5450(b)(3)(A) (the “MVLS Rule”).

Nasdaq stated in its letter that in accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company has been provided a compliance period of 180 calendar days in which to regain compliance with the MLVS continued listing requirement, or until December 13, 2024 (the “Compliance Date”). MVLS is calculated by multiplying the total shares of common stock outstanding by the daily closing bid price. The Nasdaq letter states that if, at any time before the Compliance Date, the MVLS of the Company’s common stock closes at $50,000,000 or more for a minimum of 10 consecutive business days, the Nasdaq staff will provide the Company with written notification that the Company has achieved compliance with the MVLS continued listing requirement and the matter will be closed. The Company could also regain compliance with Nasdaq’s continued listing requirements by reporting stockholders’ equity of $10 million or more.

The notification from Nasdaq does not impact the listing of the Company’s common stock at this time.

The Company intends to actively monitor the Company’s MVLS between now and the Compliance Date and will take all reasonable measures available to the Company to regain compliance with the MVLS Requirement for the Nasdaq Global Market. If the Company does not regain compliance with the MVLS continued listing requirement by the Compliance Date, the Nasdaq staff will provide the Company with written notification that the Company’s common stock is subject to delisting from the Nasdaq Global Market. Alternatively, Nasdaq Marketplace Rules may permit the Company to transfer the Company’s common stock to the Nasdaq Capital Market prior to the Compliance Date, if the Company’s common stock satisfies the criteria for continued listing on such market. While the Company is exercising diligent efforts to maintain the listing of its common stock on Nasdaq, there can be no assurance that the Company will be able to regain or maintain compliance with the applicable continued listing standards set forth in the Nasdaq Listing Rules.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K (the “Current Report”) are “forward-looking statements” that are subject to substantial risks and uncertainties. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this Current Report may be identified by the use of words such as “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words and include, without limitation, statements regarding the Company’s ability to regain compliance with the MVLS Requirement for the Nasdaq Global Market; the Company’s intent to monitor its MVLS and take all reasonable measures available to the Company for continued listing on the Nasdaq Global Market; or the Company’s success in changing the listing to the Nasdaq Capital Market.

Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, but are not limited to, the Company’s ability to regain compliance with the MVLS Requirement; and the other important factors outlined under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on May 15, 2024, the latest Form 10-Q filed with the SEC on May 15, 2024, as such factors may be updated from time to time in its other filings with the SEC. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it cannot guarantee future results. The Company has no obligation, and does not undertake any obligation, to update or revise any forward-looking statement made in this Current Report on Form 8-K to reflect changes since the date of this Current Report on Form 8-K, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCW Biologics Inc.

Date:	June 20, 2024	By:	/s/ Hing C. Wong
Hing C. Wong, Founder and Chief Executive Officer